Exhibit 99.1
American Locker Announces Sale of Headquarters and Primary Manufacturing Facility
Grapevine, TX — September 10, 2009 —American Locker Group Incorporated (ALGI.PK) (“American Locker” or the “Company”), announced today that the Company has entered into a definitive agreement (the “Agreement”) to sell its headquarters and primary manufacturing facility (the “Facility”) to the City of Grapevine (the “City”). The Agreement ends two years of uncertainty surrounding the City’s announced intention to acquire the Facility by eminent domain, and will allow the Company to continue to focus its efforts on increasing shareholder value. The Agreement will allow the Company to continue to occupy and utilize the Facility through December 31, 2010. The sale is not expected to disrupt operations or production in any way.
The Company estimates the total value of the Agreement at $3,500,000. Under the Agreement, the City will pay a purchase price of $2,747,000. In addition, the Company will be entitled to continue to occupy the facility, through December 31, 2010, at no cost. The City has further agreed to pay the Company’s relocation costs within the Dallas-Fort Worth area and to pay the Company’s real property taxes for the Facility through December 31, 2010.
The Company will use proceeds from the sale of the Facility to repay mortgage indebtedness on the Facility and for general working capital purposes.
“This Agreement coupled with the restructuring undertaken by the Company in January 2009, will provided a solid foundation for the Company’s long term success,” said Paul M. Zaidins, American Locker’s President, Chief Operating Officer and Chief Financial Officer.
The Company has recently begun marketing its excess metal fabrication and powder coating capacity as a contract manufacturing service to third parties. Contract manufacturing services are expected to contribute smaller gross profit margins than the Company’s branded products but will still be additive to gross profit dollars. The Company anticipates that contract manufacturing could account for a material portion of the Company’s revenue in the fourth quarter of 2009.
About American Locker Group Incorporated
American Locker is known for its proven reliability, durability and customer service. American Locker is the only locker company to operate a dedicated center to provide prompt and reliable service to their customers. American Locker is used by thousands of water parks, theme parks, ski resorts, retailers, law enforcement agencies, and health club operators around the world.
Further information about American Locker, Canadian Locker and Security Manufacturing is available at:
www.americanlocker.com
www.canadianlocker.com
www.securitymanufacturing.com

Contact:
American Locker Group Incorporated
Paul Zaidins, President, (817) 329-1600
In the interests of providing Company shareholders and potential investors with information regarding the Company, including the Company’s assessment of its and its subsidiaries’ future plans and operations, certain statements included in this press release may constitute forward-looking information or forward-looking statements (collectively, “forward-looking statements”). All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate” and similar expressions are generally intended to identify forward-looking statements. Actual events or results may differ materially. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievement since such expectations are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, the Company and the foregoing list of important factors is not exhaustive. These forward-looking statements made as of the date hereof disclaim any intent or obligation to update publicly any forward-looking statements, whether as a result of new information, future events or results or otherwise. Company shareholders and potential investors should carefully consider the information contained in the Company’s filings with United States securities administrators at www.sec.gov before making investment decisions with regard to the Company.
Release Summary:
American Locker Group (ALGI.PK) announces sale of its headquarters and primary manufacturing facility to the City of Grapevine.